                          Certificate of Incorporation
                                       of

                           MILLROSE DISTRIBUTORS, INC.

                           This is to certify that, there is hereby organized a
corporation under and by virtue of N.J.S. 14A:1-1 et. seq., the "New Jersey Business Corporation Act."

14A:2-7 (1) (a)   1.       The name of the corporation is

                                    Millrose Distributors, Inc.

14A:2-7 (1) (g)   2.       The address (and zip code) of this corporation's
                           initial registered office is

                                    40 Fulton Street
                                    New Brunswick, New Jersey  08901

         and the name of this corporation's initial registered agent at such address is

                                    Thomas Rosamalia

14A:2-7 (1) (b)   3.       The purposes for which this corporation is organized
                           are:

                           To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:1-1 et. seq.

14A:2-7 (1) (c)   4.       The aggregate number of shares which the corporation
                           shall have authority to issue is

                           One Thousand (1,000) shares without par value.

14A:2-7 (1) (b) 5. The first Board of Directors of this corporation shall consist of 2 Director(s) and the name and address of each person who is to serve as such Director is:



       Name                                  Address                              Zip Code
Thomas Rosamalia                      211 Ridge St., Newark, N.J.                   07104
Joseph Rosamalia                      162 Christol St., Metuchen, N.J.              08840



14A:2-7 (1) (b)   6.       The name and address of each incorporator is:


       Name                                  Address                              Zip Code
William T. Hilliard                   215 Byrd Ave., Scotch Plains, N.J.           07076




         In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 8th day of September 1980.

 ........../s/ William T. Hilliard...........    ................................
         William T. Hilliard

 ............................................    ................................